Exhibit (j)(2): Consent of Deloitte & Touche LLP, Independent Public Accountants
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INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of the WOODLAWN FUNDS TRUST and the Shareholders of INTERNET 100 FUND:

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-78815 of Internet 100 Fund of our report dated August 30, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
September 7, 1999